Exhibit 99.1

Keysight Technologies Reports Fourth Quarter 2018 Results
Achieved Record Orders and Record Revenue

SANTA ROSA, Calif., Nov. 20, 2018 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter of 2018 ended Oct. 31, 2018.

“Keysight delivered a very strong finish to a breakout year with both revenue and earnings exceeding the high-end of our guidance for the quarter. Revenue grew 19 percent on a GAAP basis and 16 percent on a non-GAAP basis to reach a record $1.05 billion as we continue to see broad-based momentum across multiple end markets with our solutions. Fiscal 2018 was a record year for Keysight and we are pleased with our total performance. The investments we have made over the past several years in our technology, solutions, software and services are delivering results and have enabled Keysight to be at the forefront and capture the demand we see in the market,” said Ron Nersesian, Keysight president and CEO.

Fourth Quarter Financial Summary

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GAAP revenue grew 19 percent to reach $1,047 million, when compared with $878 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustments to acquisition-related deferred revenue balances, grew 16 percent to reach $1,051 million. Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months, increased 17 percent.

•
GAAP net loss was $114 million, or $0.61 per share, compared with a GAAP net loss of $38 million, or $0.20 per share, in the fourth quarter of 2017. Fourth quarter 2018 GAAP net loss reflects a non-cash goodwill impairment charge partially offset by a benefit from tax planning initiatives within the quarter.

•
Non-GAAP net income was $193 million, or $1.01 per share using 191 million weighted average shares, compared with $135 million, or $0.71 per share using 189 million weighted average shares in the fourth quarter of 2017.

•	As of October 31, 2018, cash and cash equivalents totaled $913 million.

Fiscal Year 2018 Financial Summary

•	GAAP revenue grew 22 percent over last year and totaled $3.9 billion. Non-GAAP revenue grew 20 percent to reach $3.9 billion. Non-GAAP core revenue grew 13 percent year-over-year.

•
GAAP net income was $165 million, or $0.86 per share, compared with $102 million, or $0.56 per share in fiscal 2017. Non-GAAP net income was $618 million, or $3.24 per share, compared with $462 million, or $2.53 per share in fiscal 2017.

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Under the $350 million share repurchase authorization implemented in March 2018, Keysight acquired approximately 2 million shares in the open market at an average share price of $57.91, for a total consideration of $120 million during fiscal year 2018. Keysight has $230 million remaining under the current share repurchase authorization.

Reporting Segments

•	Communications Solutions Group (CSG)

CSG reported record revenue of $566 million in the fourth quarter, up 23 percent, driven by 5G-related R&D spending across the wireless ecosystem, data center next-generation 400GbE, high-speed digital test and aerospace, defense and government.

•	Electronic Industrial Solutions Group (EISG)

EISG revenue grew a record 21 percent in the fourth quarter to $249 million, driven by solid double-digit growth for automotive and energy, general electronics and semiconductor measurement solutions.

•	Ixia Solutions Group (ISG)

ISG revenue was $115 million in the fourth quarter, compared with $124 million in the prior year fourth quarter. ISG continued to improve sales execution; however, revenue was adversely impacted by the contract manufacturing transition.

•	Services Solutions Group (SSG)

SSG revenue grew 10 percent in the fourth quarter to a record $121 million, driven by growth in calibration, remarketed and repair services and solutions.

Outlook

Keysight’s first fiscal quarter of 2019 GAAP revenue is expected to be in the range of $962 million to $982 million and non-GAAP revenue for the first fiscal quarter of 2019 is expected to be in the range of $965 million to $985 million.

Non-GAAP earnings per share for the first fiscal quarter of 2019 are expected to be in the range of $0.76 to $0.82, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast

Keysight’s management will present more details about its fourth quarter FY2018 financial results and its first quarter FY2019 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2018 Keysight

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Technologies Inc. Earnings Conference Call” to participate or dial +1 866-393-4306 (U.S. only) or +1 734-385-2616 (International) and enter passcode 5978349.

The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering passcode 5978349.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2017 and Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2018.

Segment Data

Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Revenue

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

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•	Non-GAAP Diluted EPS

See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2018 and FY18 and for projected non-GAAP revenue amounts for the three months ended January 31, 2019. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies

Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.9B in fiscal year 2018. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	October 31,		Percent
	2018	2017	Inc/(Dec)

Orders	$1,124	$1,027	9%

Net revenue	$1,047	$878	19%

Costs and expenses:
Cost of products and services	460	404	14%
Research and development	154	139	12%
Selling, general and administrative	308	294	4%
Goodwill impairment	709	—	—
Other operating expense (income), net	(15)	2	—
Total costs and expenses	1,616	839	93%

Income (loss) from operations	(569)	39	—

Interest income	4	2	70%
Interest expense	(20)	(22)	(9)%
Other income (expense), net	1	11	(91)%

Income (loss) before taxes	(584)	30	—

Provision (benefit) for income taxes	(470)	68	—

Net loss	$(114)	$(38)	208%

Net loss per share:
Basic	$(0.61)	$(0.20)
Diluted	$(0.61)	$(0.20)

Weighted average shares used in computing net loss per share:
Basic	187	186
Diluted	187	186

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2018	2017	Inc/(Dec)

Orders	$4,082	$3,406	20%

Net revenue	$3,878	$3,189	22%

Costs and expenses:
Cost of products and services	1,756	1,487	18%
Research and development	607	498	22%
Selling, general and administrative	1,185	1,049	13%
Goodwill impairment	709	—	—
Other operating expense (income), net	(33)	(84)	(60)%
Total costs and expenses	4,224	2,950	43%

Income (loss) from operations	(346)	239	—

Interest income	12	7	61%
Interest expense	(83)	(80)	3%
Other income (expense), net	6	13	(60)%

Income (loss) before taxes	(411)	179	—

Provision (benefit) for income taxes	(576)	77	—

Net income	$165	$102	61%

Net income per share:
Basic	$0.88	$0.57
Diluted	$0.86	$0.56

Weighted average shares used in computing net income per share:
Basic	187	180
Diluted	191	182

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	October 31,	October 31,
	2018	2017
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$913	$818
Accounts receivable, net	624	547
Inventory	619	588
Other current assets	222	224
Total current assets	2,378	2,177

Property, plant and equipment, net	555	530
Goodwill	1,171	1,882
Other intangible assets, net	645	855
Long-term investments	46	63
Long-term deferred tax assets	750	186
Other assets	279	240
Total assets	$5,824	$5,933

LIABILITIES AND EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$499	$10
Accounts payable	242	211
Employee compensation and benefits	276	217
Deferred revenue	334	291
Income and other taxes payable	42	28
Other accrued liabilities	69	62
Total current liabilities	1,462	819

Long-term debt	1,291	2,038
Retirement and post-retirement benefits	224	309
Long-term deferred revenue	127	101
Other long-term liabilities	287	356
Total liabilities	3,391	3,623

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares
authorized; 191 million shares at October 31, 2018
and 188 million shares at October 31, 2017, issued	2	2
Treasury stock at cost; 4.4 million shares at October 31, 2018 and
2.3 million shares at October 31, 2017, respectively	(182)	(62)
Additional paid-in-capital	1,889	1,786
Retained earnings	1,212	1,041
Accumulated other comprehensive loss	(488)	(457)
Total stockholders' equity	2,433	2,310
Total liabilities and equity	$5,824	$5,933

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
PRELIMINARY
	Year ended
	October 31,
	2018	2017
	(unaudited)
Cash flows from operating activities:
Net income	$165	$102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	103	92
Amortization	207	133
Share-based compensation expense	59	56
Debt issuance expense	—	9
Deferred tax expense (benefit)	(789)	(47)
Excess and obsolete inventory-related charges	25	16
Gain on sale of assets and divestitures	(20)	(8)
Goodwill impairment	709	—
Other assets impairment	5	7
Pension curtailment and settlement expense (gain)	1	(69)
Other non-cash expenses (income), net	10	10
Changes in assets and liabilities:
Accounts receivable	(89)	(11)
Inventory	(61)	(4)
Accounts payable	22	15
Employee compensation and benefits	63	(1)
Deferred revenue	75	90
Income taxes payable	181	3
Retirement and post-retirement benefits	(127)	(15)
Other assets and liabilities	16	(50)
Net cash provided by operating activities (a)	555	328

Cash flows from investing activities:
Purchases of property, plant and equipment	(132)	(72)
Proceeds from the sale of property, plant and equipment	—	8
Acquisitions of businesses and intangible assets, net of cash acquired	(11)	(1,702)
Proceeds from divestitures	29	—
Proceeds from the sale of investments	—	45
Other investing activities	(2)	(1)
Net cash used in investing activities	(116)	(1,722)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	64	51
Issuance of common stock under public offerings	—	444
Payment of taxes related to net share settlement of equity awards	(18)	(12)
Treasury stock repurchases	(120)	—
Proceeds from issuance of long-term debt	—	1,069
Debt issuance costs	—	(16)
Proceeds from short-term borrowings	40	212
Repayment of debt and credit facility	(300)	(323)
Other financing activities	(1)	—
Net cash provided by /(used in) financing activities	(335)	1,425
Effect of exchange rate movements	(9)	4
Net increase in cash and cash equivalents	95	35
Cash and cash equivalents at beginning of year	818	783
Cash and cash equivalents at end of year	$913	$818

(a) Cash payments included in operating activities:
Income tax payments, net	$(27)	$(121)
Interest payment on borrowings	$(79)	$(64)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE GUIDANCE AND NON GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Q1'19 Guidance		Year-over-Year compare			Year-over-Year compare
	Low end	High end	Q4'18	Q4'17	Percent Inc/(Dec)	FY18	FY17	Percent Inc/(Dec)
GAAP Revenue	$962	$982	$1,047	$878	19%	$3,878	$3,189	22%
Amortization of acquisition-related balances	3	3	4	24		36	60
Non-GAAP Revenue	$965	$985	$1,051	$902	16%	$3,914	$3,249	20%
Less: Revenue from acquisition or divestitures included in segment results			(2)	(4)		(230)	(6)
Currency impacts			5	—		(30)	—
Non-GAAP Core Revenue			$1,054	$898	17%	$3,654	$3,243	13%

Non GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.

Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q4'18	Q4'17	% Chg
Revenue	$566	$462	23%
Gross Margin, %	63.7%	62.9%
Income from Operations	$155	$98
Operating Margin, %	27%	21%

Electronic Industrial Solutions Group			YoY
	Q4'18	Q4'17	% Chg
Revenue	$249	$206	21%
Gross Margin, %	60.6%	61.3%
Income from Operations	$63	$45
Operating Margin, %	26%	22%

Ixia Solutions Group			YoY
	Q4'18	Q4'17	% Chg
Revenue	$115	$124	(7)%
Gross Margin, %	70.5%	76.2%
Income from Operations	$—	$20
Operating Margin, %	0%	16%

Services Solutions Group			YoY
	Q4'18	Q4'17	% Chg
Revenue	$121	$110	10%
Gross Margin, %	40.9%	42.6%
Income from Operations	$16	$18
Operating Margin, %	13%	16%

Net revenue for Ixia Solutions Group excludes the impact of amortization of acquisition-related balances of $4 million and $24 million for Q4'18 and Q4'17, respectively. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 8.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2018		2017		2018		2017
	Net Income	Diluted EPS(a)	Net Income	Diluted EPS(a)	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income (loss)	$(114)	$(0.61)	$(38)	$(0.20)	$165	$0.86	$102	$0.56
Non-GAAP adjustments:
Goodwill impairment	709	3.71	—	—	709	3.72	—	—
Amortization of acquisition-related balances	55	0.28	86	0.46	265	1.38	256	1.41
Share-based compensation expense	11	0.06	12	0.06	59	0.31	56	0.31
Acquisition and integration costs	7	0.03	18	0.10	49	0.25	67	0.37
Legal settlement	25	0.13	—	—	25	0.13	—	—
Acquisition-related compensation expense	—	—	—	—	—	—	28	0.15
Separation and related costs	—	—	2	0.01	2	0.01	20	0.11
Pension curtailment and settlement expense (gains)	1	0.01	(1)	(0.01)	1	0.01	(69)	(0.38)
Northern California wildfire-related costs	—	—	16	0.08	7	0.04	16	0.09
Restructuring and related costs	1	0.01	5	0.03	17	0.09	11	0.06
Gain on divestitures	(12)	(0.06)	—	—	(20)	(0.10)	—	—
Other	6	0.04	(6)	(0.03)	16	0.09	(4)	(0.02)
Adjustment for taxes (b)	(496)	(2.59)	41	0.21	(677)	(3.55)	(21)	(0.13)
Non-GAAP Net income	$193	$1.01	$135	$0.71	$618	$3.24	$462	$2.53

Weighted average shares outstanding - diluted	187		186		191		182

(a) EPS impact on Non-GAAP adjustments and non-GAAP Net income is based on an adjusted shares outstanding of 191 million and 189 million for three months ended October 31, 2018 and 2017, respectively.

(b) For the three and twelve months ended October 31, 2018 management uses a non-GAAP effective tax rate of 12% and 14%, respectively. For the three and twelve months ended October 31, 2017 management uses a non-GAAP effective tax rate of 17% and 18%, respectively. Historical amounts are reclassified to conform with current presentation.

Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

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Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

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Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude transaction and certain other cash costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquirees’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

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Separation and Related Costs: We exclude all incremental expenses incurred to effect the separation of Keysight from Agilent. We exclude expenses that would not have been incurred if we had no plan to spin-off including, among other things, branding, legal, accounting and advisory fees, costs to resize and optimize our infrastructure and other costs to separate and transition from Agilent. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

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Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

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Goodwill Impairment charges: We exclude goodwill impairment charges from our non-GAAP financial measures, as such charges are non-recurring and do not reduce company's liquidity. In addition, the company's peer industry group companies may record impairment charges at different times, excluding such charges permits more accurate comparison of company's financial performance with those of its peers.

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Northern California wildfire related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would be: costs related to unusual disaster like Northern California wildfires, litigation settlements, significant realized gains or losses associated with our employee benefit plans, gain on sale of assets and small divestitures, etc.

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Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the third fiscal quarter of 2018 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.